Exhibit 4.4
JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT
July 20, 2011
          Reference is hereby made to the Registration Rights Agreement, dated as of July 20, 2011 (the “Agreement”), by and among Sterling Merger Inc. (“Merger Sub”) and the Initial Purchasers named therein concerning the sale by Merger Sub to the Initial Purchasers of $400.0 million aggregate principal amount of Merger Sub’s 11% Senior Notes due 2019 (the “Securities”). Unless otherwise defined herein, terms defined in this Joinder Agreement and used herein shall have the meanings given them in the Agreement.
          1. Joinder of the Successor Company. SRA International, Inc., a Delaware corporation (the “Company”), hereby agrees to become bound by the terms, conditions and other provisions of the Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as the “Issuer” therein and as if such party executed the Agreement on the date thereof.
          2. Joinder of the Guarantors. Each of the guarantors listed on Annex A hereto (collectively, the “Guarantors”), hereby agrees to become bound by the terms, conditions and other provisions of the Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantor” therein and as if such party executed the Agreement on the date thereof.
          3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          4. Counterparts. This agreement may be executed, manually or by facsimile signature, in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
          6. Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

SRA INTERNATIONAL, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

SYSTEMS RESEARCH AND APPLICATIONS CORPORATION
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

TOUCHSTONE CONSULTING GROUP, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

RABA TECHNOLOGIES, LLC
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

CONSTELLA GROUP, LLC
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Registration Rights Agreement Joinder]

INTERFACE AND CONTROL SYSTEMS, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

PERRIN QUARLES ASSOCIATES, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

CMA GOVERNMENT SOLUTIONS, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

PLATINUM SOLUTIONS, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

SENTECH HOLDINGS, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

SENTECH, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Registration Rights Agreement Joinder]